Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Ludwig Enterprises, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units consisting of:	(1)	457(o)		$		$17,250,000.00	0.0001381		$2,382.23
Fees to be Paid	Equity	(i) Common Stock, par value $0.001 per share	(2)	457(o)				0.00	0.0001381		0.00
Fees to be Paid	Equity	(ii) Common Warrants to purchase Common Stock	(3)	457(o)				0.00	0.0001381		0.00
Fees to be Paid	Equity	Common Stock underlying the Common Warrants included as part of Units	(4)	457(o)				21,562,500.00	0.0001381		2,977.79
Fees to be Paid	Equity	Underwriter's Warrants to purchase Common Stock	(5)	457(o)				0.00	0.0001381		0.00
Fees to be Paid	Equity	Common Stock underlying the Underwriter's Warrants	(6)	457(o)				862,500.00	0.0001381		119.12
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share		457(o)				8,400,000.00			1,232.46
Fees Previously Paid	Equity	Underwriter Warrants						8,050,000.00
Fees Previously Paid	Equity	Common stock issuable upon exercise of Underwriter Warrants		457(o)				350,000.00			53.59
Fees to be Paid						$	$			$

Total Offering Amounts:								$39,675,000.00			5,479.14
Total Fees Previously Paid:											1,286.05
Total Fee Offsets:											0.00
Net Fee Due:											$4,193.09

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of common stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

Includes up to an additional 562,500 Units that the underwriters have the option to purchase pursuant to their over-allotment option, if any.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of common stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

No separate fee is required pursuant to Rule 457(g) under the Securities Act because the warrants are being registered in the same registration statement as the common stock issuable upon exercise of the warrants.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of common stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

No separate fee is required pursuant to Rule 457(g) under the Securities Act because the warrants are being registered in the same registration statement as the common stock issuable upon exercise of the warrants.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of common stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

Includes up to an additional 562,500 Units that the underwriters have the option to purchase pursuant to their over-allotment option, if any.

As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) and Rule 457(o) under the Securities Act, the proposed maximum offering price of the common stock issuable upon exercise of each of such Common Warrants included in the additional units, or covered by the over-allotment option, as applicable, proposed to be sold in the offering is $21,562,500, which is equal to 125% of $17,250,000, as each common stock included in each unit of the registrant to be sold to be investors in this offering (including those covered by the over-allotment option).
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of common stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

No separate fee is required pursuant to Rule 457(g) under the Securities Act because the warrants are being registered in the same registration statement as the common stock issuable upon exercise of the warrants.
(6)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of common stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) and Rule 457(o) under the Securities Act. The proposed maximum offering price of the common stock issuable upon exercise of the underwriter’s warrants. The Underwriter’s Warrants are exercisable for shares of common stock at an exercise price equal to 125% of the public offering price per Unit. As so estimated, the proposed maximum aggregate offering price of the common stock issuable upon exercise of the Underwriter’s Warrants is $862,500, which equals 125% of $725,000 (representing 5% of the proposed maximum aggregate offering price of the Units offered hereby, excluding the Units subject to the over-allotment option).